Exhibit 10.11

BILL OF SALE

THIS BILL OF SALE is made as of this 29th day of August, 2003, by NPF-LL, Inc., an Ohio corporation (“Lessor”), in favor of Vista Land & Equipment, LLC, a Texas limited liability company (“Purchaser”), the designee of Garland Physicians’ Hospital, Ltd., a Texas limited partnership (“Lessee”), under the following circumstances:

A.	Lessor and Lessee entered into an Equipment Lease Agreement dated December 17, 2001 (the “Lease”), which Lease was thereafter assigned to The Provident Bank (“Provident”).

B.	Lessor is delivering this Bill of Sale and Provident is consenting to this transaction and delivering this Bill of Sale to the extent of its interest in the Assets, pursuant to a Settlement Agreement between Lessor, Lessee and Provident of even date herewith (the “Settlement Agreement”).

NOW, THEREFORE, in consideration of One Million Six Hundred Fifty Thousand Dollars ($1,650,000), the receipt and sufficiency of which is hereby acknowledged, Lessor and Provident do hereby transfer, assign, convey and deliver to Purchaser, as the designee of Lessee, its successors and assigns, all right, title and interest, legal or equitable, in or with respect to the equipment subject to the Lease (the “Assets”) in accordance with the Bankruptcy Court Order approving the Settlement Agreement. Provident consents to this transfer and releases any and all rights and interests in and with respect to the Assets.

NEITHER LESSOR NOR PROVIDENT MAKES ANY WARRANTY, EXPRESS OR IMPLIED WITH RESPECT TO THE ASSETS AND THE ASSETS ARE CONVEYED TO PURCHASER “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS”. LESSOR AND PROVIDENT EXPRESSLY DISCLAIM ANY AND ALL IMPLIED OR EXPRESS WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION OR ANY OTHER WARRANTY IMPLIED UNDER THE UNIFORM COMMERCIAL CODE.

On or after the date of this Bill of Sale, Lessor and/or Provident will execute such further documents and instruments and perform such further acts as may be necessary for it to transfer, convey, assign and deliver the Assets to Purchaser on the terms and conditions contained herein and in the Settlement Agreement and to evidence or record the transfer and assignment of the Assets.

IN WITNESS WHEREOF, Lessor and Provident have executed this Bill of Sale as of the date first written above.

NPF-LL, Inc.		The Provident Bank

By:	David J. Colet	By:
Name:	David J. Colet	Name:
Title:	Secretary	Title:

Lessee hereby acknowledges that Purchaser is its designee and hereby assigns all rights and interests it has under the Lease or the Settlement Agreement in and with respect to the Assets to Purchaser.

Garland Physicians’ Hospital, Ltd.

By:	LMC GPH, Inc.
Its General Partner

By:	/s/ Charles L. Simons
Name:	Charles L. Simons
Title:	Chairman

Purchaser acknowledges receipt of the Assets and accepts the assets in accordance with all of the terms and conditions of the foregoing Bill of Sale. Purchaser, on behalf of itself, and each of its present and former partners, directors, officers, employees, agents, representatives, advisors, predecessors, successors, affiliates, and assigns, hereby unconditionally and irrevocably releases and forever discharges Lessor and Provident and each of their respective present and former directors, officers, employees, agents, representatives, advisors, affiliates and assigns from any and all costs, expenses, claims, demands, actions, causes of action, liabilities or suits of whatever kind or nature, known or unknown, accrued or unaccrued, liquidated or unliquidated, fixed or contingent, which may have arisen at any time prior to the date of this Bill of Sale, including but not limited to, any such claims arising out of or relating to the Assets acquired under the this Bill of Sale; provided, that Purchaser does not release Lessor or Provident from any costs, expenses, claims, demands, actions, causes of action, liabilities or suits arising out of any breach of the Settlement Agreement or this Bill of Sale by Lessor or Provident.

Vista Land & Equipment, LLC

By:
Name:
Title:

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